Exhibit 99.1


                                                      Contact: Bob Jordan
                                                      Investor & Media Relations
                                                      1-407-786-9172
For Immediate Release:                       E-mail:  rjordan@mdcgroup.com
----------------------                                --------------------------


                    4networld.com Inc. Merges With Subsidiary

        Internet Enabling B-2-B Company Changes Name to 4netSoftware Inc.


(Ridgefield, CT), March 7, 2001 -- 4networld.com, Inc. (OTC BB: FNTW) announced today that it has effected an upstream merger of its wholly-owned subsidiary, 4net Software, Inc., into the parent company, 4networld.com, Inc. In connection with the upstream merger the Company changed its name to 4net Software, Inc. to better reflect its current operating business and to aid in its corporate acquisition strategy. The Company also believes that the upstream merger will provide accounting efficiencies and a reduction in administrative expenses.

"This move, among other things, supports our strategy to implement an aggressive roll up and consolidation of profitable Web-based software companies," explains 4networld Chairman/CEO Steve Bronson. "Currently, our company provides a comprehensive set of products and services that supports the integration of the Web into a company's operation. It's our goal to create greater shareholder value by becoming a premier business-to-business Internet enabling company through our acquisitions"

Effective March 8, 2001, the Company will trade on the OTC BB under the new trading symbol FNSI. This change in the corporate name will not affect the status of the Company or the rights of its stockholders in any respect, nor the validity or transferability of stock certificates presently outstanding. The Company's stockholders may, but are not required to, exchange their stock certificates for new stock certificates reflecting the new name. There will be no change to the Company's existing cusip number.

About 4net Software, Inc.

4net Software, Inc. (OTC BB: FNSI), (http://www.4netsoftware.com/) is engaged in acquiring, managing, and operating niche software and Internet solution companies. 4net Software's objective is to offer businesses a platform of Internet related products and services and to become a premier business-to-business Internet enabling company. 4net Software plans to achieve its objective through the acquisition of Internet solution companies in specific segments of the Internet economy and then to integrate its acquired companies into a collaborative network that can leverage their collective knowledge and resources. In addition to providing management and financial support, 4net Software also actively develops business strategies, operations, and management teams for its acquired companies.

Currently, 4net Software Inc. provides content management software and develops business-critical Web sites. The company's flagship product, 4netManager(TM), seamlessly bridges the gap between content creation and content delivery by giving non-technical users the ability to update and maintain their own Web site content. The functionality of 4netManager(TM) minimizes the cost of Web site maintenance and improves the process of sustaining a dynamic online presence.

Certain of the statements contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Factors that could contribute to the uncertainty of forward-looking statements include, but are not limited to, competition for acquisitions, successful integration of acquired companies, and general economic factors such as the ability to obtain financing. 4net Software, Inc. undertakes no obligation to update publicly any forward-looking statements.


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For information regarding 4net Software please contact:

Robert F. Park
Catalyst Financial
203-894-9755
rpark@catalystfinancial.com